Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full Year 2019 Results; Issues 2020 Financial Guidance

  Strong full year bookings and backlog growth, up 5.4% and 14.0%, respectively
  Full year margin expansion through Flowserve 2.0 transformation program
  2019 free cash flow improved $140 million, a 130% increase year-over-year

DALLAS--(BUSINESS WIRE)--February 17, 2020--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Highlights (all comparisons to the 2018 fourth quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.53, up 10.4% and Adjusted EPS[1] of $0.66, up 13.8%
    Reported EPS includes pre-tax adjusted items of approximately $27 million, including realignment, transformation, voluntary retirement plan expenses and below-the-line foreign exchange impacts
    Adjusted EPS increased 11.9% on a sequential basis
  Total bookings were $1.05 billion, up 0.7%, or 1.7% on a constant currency basis
    Original equipment bookings were $535 million, or 51% of total bookings, up 4.5%, or 5.3% on a constant currency basis
    Aftermarket bookings were $517 million, or 49% of total bookings, down 2.9%, or 1.8% on a constant currency basis
  Sales were $1.07 billion, up 8.2%, or 9.3% on a constant currency basis
    Original equipment sales were $546 million, up 11.3%, or 12.1% on a constant currency basis
    Aftermarket sales were $522 million, up 5.3%, or 6.6% on a constant currency basis
  Reported gross and operating margins were 32.7% and 10.0%, respectively
    Adjusted gross and operating margins[2] decreased 50 and 10 basis points to 33.2% and 11.8%, respectively

Full Year 2019 Highlights (all comparisons to full year 2018, unless otherwise noted)

  Reported EPS of $1.93, up 112.1% and Adjusted EPS[1] of $2.20, up 25.7%
    Reported EPS includes pre-tax adjusted items of approximately $54 million, primarily related to realignment and transformation expenses and below-the-line foreign exchange impacts
  Total bookings were $4.24 billion, up 5.4%, or 8.1% on a constant currency basis, and included approximately 0.8% negative impact related to divested businesses. Book-to-bill was 1.07.
    Original equipment bookings were $2.21 billion, or 52% of total bookings, up 10.9%, or 13.4% on a constant currency basis
    Aftermarket bookings were $2.03 billion, or 48% of total bookings, up 0.1%, or 2.9% on a constant currency basis
  Backlog at December 31, 2019 was $2.16 billion, up 14.0% versus 2018 beginning backlog
  Sales were $3.94 billion, up 2.9%, or 5.4% on a constant currency basis and included approximately 0.8% negative impact related to divested businesses
    Original equipment sales were $1.97 billion, up 1.6%, or 3.6% on a constant currency basis
    Aftermarket sales were $1.98 billion, up 4.3%, or 7.3% on a constant currency basis
  Reported gross and operating margins of 32.8% and 10.3%, respectively
    Adjusted gross and operating margins[2] increased 100 and 150 basis points to 33.3% and 11.3%, respectively

“We delivered strong results in 2019 thanks to the hard work and unwavering commitment of our associates,” said Scott Rowe, Flowserve’s president and chief executive officer. “Together, we delivered improved performance for our customers and shareholders, as evidenced by our second consecutive year of adjusted EPS growth exceeding 25%. Flowserve also generated solid cash flow from operations and free cash flow conversion, as we remain committed to continuous improvement in our working capital performance.”

Rowe concluded, “As we begin the second half of the Flowserve 2.0 journey, we now have a strong foundation in place to capitalize on the opportunities in front of us to further transform our operating model and continue our progress towards our long-term targets. While macroeconomic and geopolitical uncertainty remains, Flowserve’s strong backlog and expectations for continued traction from our growth-oriented transformation initiatives, such as commercial intensity and strike zone, position us well to drive enhanced performance in 2020. We remain fully committed to driving long-term value creation for our customers, associates and shareholders.”

2020 Initial Guidance[3]

Flowserve is providing Reported and Adjusted EPS guidance for 2020, as well as certain other financial metrics, as shown in the table below.

2020 Target Range
Revenues	Up 3.0% to 5.0%
Reported Earnings Per Share	$2.05 - $2.20
Adjusted Earnings Per Share	$2.30 - $2.45
Net interest expense	$45 - $50 million
Adjusted Tax rate	24% - 26%

Flowserve’s 2020 Adjusted EPS target range excludes expected realignment and transformation charges of approximately $40 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items. Both the Reported and the Adjusted EPS target range includes the expected revenue increase of approximately 3.0 to 5.0 percent year-over-year, and is based on current foreign currency rates and commodity prices, 2019 year-end backlog, expected bookings levels and market conditions, the reset of annual incentive performance goals, a broad-based merit increase, modest above-the-line negative foreign currency impacts, net interest expense in the range of $45 to $50 million and an adjusted tax rate of 24 to 26 percent. The quarterly phasing of expected 2020 earnings is anticipated to be slightly more second half weighted than Flowserve’s traditional seasonality.

Fourth Quarter 2019 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, February 18th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2020 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2019 FX rates and approximately 132 million fully diluted shares.

– FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2018 spot rates both as applied to our 2019 expectations, divided by the number of shares expected for 2019.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2019	2018

Sales	$1,068,171	$986,867
Cost of sales	(718,598)	(665,022)
Gross profit	349,573	321,845
Selling, general and administrative expense	(244,768)	(231,869)
Net earnings from affiliates	2,425	3,235
Operating income	107,230	93,211
Interest expense	(12,954)	(14,516)
Interest income	1,915	2,228
Other income (expense), net	(9,521)	(2,362)
Earnings before income taxes	86,670	78,561
Provision for income taxes	(15,424)	(14,196)
Net earnings, including noncontrolling interests	71,246	64,365
Less: Net earnings attributable to noncontrolling interests	(1,453)	(1,262)
Net earnings attributable to Flowserve Corporation	$69,793	$63,103

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.53	$0.48
Diluted	0.53	0.48

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,068,171	$-		$-		$1,068,171
Gross profit	349,573	(4,451)		(196)	(3)	354,220
Gross margin	32.7%	-		-		33.2%

Selling, general and administrative expense	(244,768)	(4,315)		(10,287)	(4)	(230,166)

Operating income	107,230	(8,766)		(10,483)		126,479
Operating income as a percentage of sales	10.0%	-		-		11.8%

Interest and other expense, net	(20,560)	-		(7,726)	(5)	(12,834)

Earnings before income taxes	86,670	(8,766)		(18,209)		113,645
Provision for income taxes	(15,425)	5,679	(2)	4,122	(6)	(25,226)
Tax Rate	17.8%	64.8%		22.6%		22.2%

Net earnings attributable to Flowserve Corporation	$69,793	$(3,087)		$(14,087)		$86,967

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.53	$(0.02)		$(0.11)		$0.66
Diluted	0.53	(0.02)		(0.11)		0.66

Basic number of shares used for calculation	130,863	130,863		130,863		130,863
Diluted number of shares used for calculation	131,667	131,667		131,667		131,667

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above and exit tax benefit of $4.0 million
(3) Represents Voluntary Retirement Program expense
(4) Represents $7.0 million related to Flowserve 2.0 transformation efforts and $3.3 million related to voluntary retirement program expense
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$986,867	$-		$-		$986,867
Gross profit	321,845	(11,104)		-		332,949
Gross margin	32.6%	-		-		33.7%

Selling, general and administrative expense	(231,869)	513		(13,815)	(3)	(218,567)
Loss on sale of business	-	-		-		-

Operating income	93,211	(10,591)		(13,815)		117,617
Operating income as a percentage of sales	9.4%	-		-		11.9%

Interest and other expense, net	(14,650)	-		(2,337)	(4)	(12,313)

Earnings before income taxes	78,561	(10,591)		(16,152)		105,304
Provision for income taxes	(14,197)	3,211	(2)	10,062	(5)	(27,470)
Tax Rate	18.1%	30.3%		62.3%		26.1%

Net earnings attributable to Flowserve Corporation	$63,103	$(7,380)		$(6,090)		$76,573

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.48	$(0.06)		$(0.05)		$0.59
Diluted	0.48	(0.06)		(0.05)		0.58

Basic number of shares used for calculation	130,845	130,845		130,845		130,845
Diluted number of shares used for calculation	131,413	131,413		131,413		131,413

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above and a $5.7 million tax benefit related to the U.S. Tax Cuts and Jobs Act of 2017

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2019	2018
Bookings	$756.0	$728.6
Sales	739.5	662.5
Gross profit	245.6	206.1
Gross profit margin	33.2%	31.1%
SG&A	146.6	131.1
Segment operating income	101.4	78.2
Segment operating income as a percentage of sales	13.7%	11.8%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2019	2018
Bookings	$298.6	$318.0
Sales	330.2	325.9
Gross profit	111.8	118.3
Gross profit margin	33.9%	36.3%
SG&A	54.4	53.8
Segment operating income	57.3	64.5
Segment operating income as a percentage of sales	17.4%	19.8%

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Amounts in thousands, except per share data)	2019	2018	2017

Sales	$3,944,850	$3,832,666	$3,660,831
Cost of sales	(2,649,480)	(2,644,830)	(2,571,878)
Gross profit	1,295,370	1,187,836	1,088,953
Selling, general and administrative expense	(899,813)	(943,714)	(901,727)
Gain (loss) on sale of businesses	-	(7,727)	141,317
Net earnings from affiliates	10,483	11,143	12,592
Operating income	406,040	247,538	341,135
Interest expense	(54,980)	(58,160)	(59,730)
Interest income	8,409	6,465	3,429
Other income (expense), net	(17,619)	(19,569)	(21,827)
Earnings before income taxes	341,850	176,274	263,007
Provision for income taxes	(80,070)	(51,224)	(258,679)
Net earnings, including noncontrolling interests	261,780	125,050	4,328
Less: Net earnings attributable to noncontrolling interests	(8,112)	(5,379)	(1,676)
Net earnings attributable to Flowserve Corporation	$253,668	$119,671	$2,652

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.94	$0.91	$0.02
Diluted	1.93	0.91	0.02

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,944,850	$-		$-		$3,944,850
Gross profit	1,295,370	(17,234)		(196)	(3)	1,312,800
Gross margin	32.8%	-		-		33.3%

Selling, general and administrative expense	(899,813)	9,304		(31,331)	(4)	(877,786)

Operating income	406,040	(7,930)		(31,527)		445,497
Operating income as a percentage of sales	10.3%	-		-		11.3%

Interest and other expense, net	(64,190)	-		(14,460)	(5)	(49,730)

Earnings before income taxes	341,850	(7,930)		(45,987)		395,767
Provision for income taxes	(80,070)	7,618	(2)	10,463	(6)	(98,151)
Tax Rate	23.4%	96.1%		22.8%		24.8%

Net earnings attributable to Flowserve Corporation	$253,668	$(312)		$(35,524)		$289,504

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.94	$-		$(0.27)		$2.21
Diluted	1.93	-		(0.27)		2.20

Basic number of shares used for calculation	131,034	131,034		131,034		131,034
Diluted number of shares used for calculation	131,689	131,689		131,689		131,689

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs
(2) Includes tax impact of items above and exit tax benefit of $4.0 million
(3) Represents Voluntary Retirement Program expense
(4) Represents $28.0 million related to Flowserve 2.0 transformation efforts and $3.3 million related to voluntary retirement program expense
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,832,666	$-		$-		$3,832,666
Gross profit	1,187,836	(42,697)		(7,713)	(3)	1,238,246
Gross margin	31.0%	-		-		32.3%

Selling, general and administrative expense	(943,714)	(11,235)		(58,180)	(4)	(874,299)
Gain on sale of business	(7,727)	-		(7,727)	(5)	-

Operating income	247,538	(53,932)		(73,620)		375,090
Operating income as a percentage of sales	6.5%	-		-		9.8%

Interest and other expense, net	(71,264)	-		(18,686)	(6)	(52,578)

Earnings before income taxes	176,274	(53,932)		(92,306)		322,512
Provision for income taxes	(51,225)	12,863	(2)	23,273	(7)	(87,361)
Tax Rate	29.1%	23.9%		25.2%		27.1%

Net earnings attributable to Flowserve Corporation	$119,671	$(41,069)		$(69,033)		$229,773

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.91	$(0.31)		$(0.53)		$1.76
Diluted	0.91	(0.31)		(0.53)		1.75

Basic number of shares used for calculation	130,823	130,823		130,823		130,823
Diluted number of shares used for calculation	131,271	131,271		131,271		131,271

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to IPD divestiture write-down of assets
(4) Represents $9.7 million related to IPD divestiture write-down of assets, $7.3 million related to implementation costs for the adoption of ASC 606 and $41.2 million related to Flowserve 2.0 transformation efforts
(5) Represents IPD loss on sale of business
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above and a $5.7 million tax benefit related to the U.S. Tax Cuts and Jobs Act of 2017

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2019	2018	2017
Bookings	$3,007.9	$2,753.5	$2,587.4
Sales	2,706.3	2,623.3	2,478.7
Gross profit	899.3	775.7	692.1
Gross profit margin	33.2%	29.6%	27.9%
SG&A	566.3	578.9	593.0
Loss on sale of businesses	-	(7.7)	-
Segment operating income	343.5	201.0	112.3
Segment operating income as a percentage of sales	12.7%	7.7%	4.5%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2019	2018	2017
Bookings	$1,240.9	$1,274.3	$1,225.7
Sales	1,244.0	1,215.8	1,188.1
Gross profit	411.6	416.9	396.7
Gross profit margin	33.1%	34.3%	33.4%
SG&A	213.6	215.0	213.6
Gain on sale of businesses	-	-	141.3
Segment operating income	198.0	201.2	323.7
Segment operating income as a percentage of sales	15.9%	16.5%	27.2%

Fourth Quarter and Full Year 2019 - Segment Results
(dollars in millions, comparison vs. 2018 fourth quarter and full year, unaudited)

	FPD		FCD
	4th Qtr	YTD	4th Qtr	YTD
Bookings	$756.0	$3,007.9	$298.6	$1,240.9
- vs. prior year	3.8%	9.2%	-6.1%	-2.6%
- on constant currency	4.9%	12.1%	-5.3%	-0.4%

Sales	$739.5	$2,706.3	$330.2	$1,244.0
- vs. prior year	11.6%	3.2%	1.3%	2.3%
- on constant currency	12.7%	5.7%	2.2%	4.6%

Gross Profit	$245.6	$899.3	$111.8	$411.6
- vs. prior year	19.2%	15.9%	-5.5%	-1.3%

Gross Margin (% of sales)	33.2%	33.2%	33.9%	33.1%
- vs. prior year (in basis points)	210 bps	360 bps	(240) bps	(120) bps

Operating Income	$101.4	$343.5	$57.3	$198.0
- vs. prior year	29.7%	70.9%	-11.2%	-1.6%
- on constant currency	31.1%	76.0%	-10.5%	-0.1%

Operating Margin (% of sales)	13.7%	12.7%	17.4%	15.9%
- vs. prior year (in basis points)	190 bps	500 bps	(240) bps	(60) bps

Adjusted Operating Income *	$104.7	$341.9	$61.7	$204.3
- vs. prior year	15.6%	25.9%	-1.8%	0.1%
- on constant currency	16.8%	29.7%	-1.2%	1.6%

Adj. Oper. Margin (% of sales)*	14.2%	12.6%	18.7%	16.4%
- vs. prior year (in basis points)	50 bps	230 bps	(60) bps	(40) bps

Backlog	$1,560.9		$600.1

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Amounts in thousands, except par value)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$670,980	$619,683
Accounts receivable, net	795,538	792,434
Contract assets, net	272,914	228,579
Inventories, net	660,837	633,871
Prepaid expenses and other	105,101	108,578
Total current assets	2,505,370	2,383,145
Property, plant and equipment, net	572,175	610,096
Operating lease right-of-use assets, net	186,218	-
Goodwill	1,193,010	1,197,640
Deferred taxes	54,879	44,682
Other intangible assets, net	180,805	190,550
Other assets, net	227,185	190,164
Total assets	$4,919,642	$4,616,277

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$447,582	$418,893
Accrued liabilities	401,385	391,406
Contract liabilities	216,541	202,458
Debt due within one year	11,272	68,218
Operating lease liabilities	36,108	-
Total current liabilities	1,112,888	1,080,975
Long-term debt due after one year	1,365,977	1,414,829
Operating lease liabilities	151,523	-
Retirement obligations and other liabilities	473,295	459,693
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued — 176,793 and 176,793, respectively
Capital in excess of par value	501,045	494,551
Retained earnings	3,695,862	3,543,007
Treasury shares, at cost – 46,262 and 46,237 shares, respectively	(2,051,583)	(2,049,404)
Deferred compensation obligation	8,334	7,117
Accumulated other comprehensive loss	(584,292)	(573,947)
Total Flowserve Corporation shareholders' equity	1,790,357	1,642,315
Noncontrolling interests	25,602	18,465
Total equity	1,815,959	1,660,780
Total liabilities and equity	$4,919,642	$4,616,277

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2019	2018	2017

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$261,780	$125,050	$4,328
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	90,619	95,820	101,438
Amortization of intangible and other assets	13,862	16,653	17,016
Loss (gain) on disposition of businesses	-	7,727	(141,317)
Stock-based compensation	23,882	19,912	22,820
Provision for U.S. Tax Cuts and Jobs Act of 2017	-	(5,654)	115,320
Foreign currency, assets impairment and other non-cash adjustments	(11,224)	36,052	33,087
Change in assets and liabilities:
Accounts receivable, net	2,883	(25,448)	60,216
Inventories, net	(31,058)	(29,314)	48,642
Contract assets, net	(45,939)	(23,693)	-
Prepaid expenses and other assets, net	13,289	(7,869)	32,935
Contract liabilities	22,870	(4,823)	12,403
Accounts payable	14,390	33,710	-
Accrued liabilities and income taxes payable	4,184	(18,248)	(3,383)
Retirement obligations and other	(39,881)	(44,314)	(43,431)
Net deferred taxes	(6,916)	15,270	50,992
Net cash flows provided (used) by operating activities	312,741	190,831	311,066
Cash flows – Investing activities:
Capital expenditures	(66,170)	(83,993)	(61,602)
Proceeds from disposal of assets	42,333	6,190	5,435
(Payments for) proceeds from disposition of businesses	-	(3,663)	232,767
Net cash flows provided (used) by investing activities	(23,837)	(81,466)	176,600
Cash flows – Financing activities:
Payments on long-term debt	(105,000)	(60,000)	(60,000)
Payments of deferred loan costs	-	-	(1,503)
Proceeds from short-term financing	75,000	-	-
Payments on short-term financing	(75,000)	-	-
Proceeds under other financing arrangements	4,639	3,377	7,359
Payments under other financing arrangements	(9,281)	(9,853)	(19,030)
Payments related to tax withholding for stock-based compensation	(3,900)	(3,061)	(6,238)
Repurchases of common shares	(15,000)	-	-
Payments of dividends	(99,557)	(99,416)	(99,233)
Other	(1,555)	(4,331)	(6,708)
Net cash flows provided (used) by financing activities	(229,654)	(173,284)	(185,353)
Effect of exchange rate changes on cash	(7,953)	(19,843)	33,970
Net change in cash and cash equivalents	51,297	(83,762)	336,283
Cash and cash equivalents at beginning of year	619,683	703,445	367,162
Cash and cash equivalents at end of year	$670,980	$619,683	$703,445
Income taxes paid (net of refunds)	$66,372	$87,009	$59,409
Interest paid	53,607	54,576	56,808

CONSOLIDATED QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in millions, except per share data)
	2019
Quarter	4th	3rd	2nd	1st
Sales	$1,068.2	$996.5	$990.1	$890.1
Gross profit	349.6	333.7	318.0	294.1
Earnings before income taxes	86.7	96.2	82.9	76.1
Net earnings attributable to Flowserve Corporation	69.8	68.4	58.2	57.3
Earnings per share (1):
Basic	$0.53	$0.52	$0.44	$0.44
Diluted	$0.53	$0.52	$0.44	$0.44

	2018
Quarter	4th	3rd	2nd	1st
Sales	$986.9	$952.7	$973.1	$920.0
Gross profit	321.8	308.5	286.1	271.4
Earnings before income taxes	78.6	44.4	28.3	25.0
Net earnings attributable to Flowserve Corporation	63.1	28.2	13.2	15.1
Earnings per share (1):
Basic	$0.48	$0.22	$0.10	$0.12
Diluted	$0.48	$0.21	$0.10	$0.12
(1) Earnings per share is computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in weighted average quarterly shares outstanding.

Contacts

Flowserve
Investor Contacts:
Jay Roueche, Interim Chief Financial Officer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate & Marketing Communications (972) 443-6644